UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 29, 2010 (November 24, 2010)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Second Amended and Restated Receivables Purchase Agreement
     On November 24, 2010, Commercial Metals Company (the “Company”) entered into an Amendment (the “RPA Amendment”) to the Second Amended and Restated Receivables Purchase Agreement, dated April 30, 2008 (the “RPA”), among CMC Receivables, Inc., the Company, Liberty Street Funding LLC (“Liberty”), Gotham Funding Corporation (“Gotham”), The Bank of Nova Scotia (“Scotia”) and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch (“BTMU”) providing for a facility to the Company in the maximum principal amount of $100,000,000.00.
     As a result of the amendment, each of Gotham and BTMU are no longer parties to the RPA and each of the other Purchase Documents, and from and after the effective date of the RPA Amendment, Liberty shall be the sole Buyer and Scotia shall be the sole Managing Agent.
     The RPA Amendment also amends the definition of “Commitment Termination Date” set forth in Section 1.01 of the RPA by replacing the date “November 24, 2010” set forth therein with the date “January 31, 2011”. The definition of “Expiration Date” set forth in Section 1.01 of the RPA is also amended by replacing the date “November 24, 2010” set forth in the RPA with the date “January 31, 2011”. The RPA Amendment also amends the definition of “Liberty Maximum Net Investment” set forth in Section 1.01 of the RPA by replacing the amount “$50,000,000” set forth therein with the amount “$100,000,000”.
     Defined terms used herein and not defined herein have the meanings assigned to such terms in the RPA, a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K, filed May 2, 2008.
     The RPA Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference. The description of the material terms of the RPA Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Amendment to Second Amended and Restated Receivables Purchase Agreement, dated November 24, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: November 29, 2010	By:	/s/William B. Larson
		Name:	William B. Larson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Second Amended and Restated Receivables Purchase Agreement, dated November 24, 2010

4